Exhibit 31.2

CERTIFICATION

I, Tae Heum Jeong, certify that:
1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Rexahn Pharmaceuticals, Inc. and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 24, 2009	/s/ Tae Heum Jeong
Tae Heum Jeong
Chief Financial Officer